UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

PROTAGONIST THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37852	98-0505495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Protagonist Therapeutics, Inc.

7707 Gateway Blvd., Suite 140

Newark, California 94560-1160

(Address of principal executive offices, including zip code)

(510) 474-0170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	PTGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2020, Chaitan Khosla, Ph.D. resigned from his position as a member of the Board of Directors (the “Board”) of Protagonist Therapeutics, Inc. (the “Company”) and as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”). Dr. Khosla’s resignation was not due to any disagreement with the Company.

On August 12, 2020, on the recommendation of the Nominating Committee, the Board appointed Sarah O’Dowd to serve as a Class II director of the Company until the Company’s 2021 Annual Meeting of Stockholders and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. The Board has affirmatively determined that Ms. O’Dowd is an independent director pursuant to Nasdaq’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended.

There were no arrangements or understandings between Ms. O’Dowd and any other persons pursuant to which she was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K or 5.02(d) of Form 8-K) between Ms. O’Dowd and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), Ms. O’Dowd will receive annual cash compensation in the amount of $40,000 for her service on the Board. All amounts will be paid in quarterly installments in which service occurred, prorated for months of partial service. In connection with her election to the Board and pursuant to the Policy, Ms. O’Dowd will be granted an option to purchase 30,000 shares of common stock of the Company, which will vest in 36 equal monthly installments, subject to Ms. O’Dowd’s continuous service as a member of the Board. Pursuant to the Policy, Ms. O’Dowd will also be eligible to receive annual option grants to purchase an additional 15,000 shares of common stock of the Company on the date of each annual meeting of stockholders of the Company, which options will vest at the earlier of (i) one year or (ii) the next annual meeting of stockholders.

As of the time of the filing of this Current Report on Form 8-K, the Board has not determined to which committees, if any, Ms. O’Dowd will be appointed. If Ms. O’Dowd is appointed to serve on a committee of the Board, she will be entitled to additional cash compensation in connection with such additional service.

The Company will enter into an indemnification agreement with Ms. O’Dowd for her service as a director of the Company, consistent with the form of the Company’s indemnification agreement entered into with its other directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protagonist Therapeutics, Inc.
Dated: August 13, 2020
	By:	/s/ Don Kalkofen
Don Kalkofen
Chief Financial Officer